UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CH REAL ESTATE II, INC.
(Exact Name of Registrant in its Charter)

Utah	6500	90-1030909
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

2851 B 1/2 Road

Grand Junction, CO

T: (970) 424-6935

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

David Rees

175 South Main Street, 15th Floor

Salt Lake City, UT 84111

T: (801) 303-5736

F: (801) 355-5005

(Name, Address and Telephone Number of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Pursuant to the Registration Statement on Form S-1 (File No. 333-179424) (as amended, the “Registration Statement”) initially filed by CH Real Estate II, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on February 8, 2012, and declared effective by the SEC on January 14, 2013, the Company registered 1,360,000 shares of its common stock under the Securities Act of 1933. The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to terminate the Registration Statement and to deregister, as of the date hereof, all of the shares remaining unsold under the Registration Statement. By filing this Post-Effective Amendment No. 2 to the Registration Statement, the Registrant hereby removes from registration all securities registered under the Registration Statement which remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Junction, Colorado, on the December 28, 2016.

CH Real Estate II, Inc.

By:	/s/ Curt Hansen
Curt Hansen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Curt Hansen	Chief Executive Officer,	December 28, 2016
Curt Hansen	Principal Financial Officer, Principal Accounting Officer, and Chairman of the Board of Directors

/s/ Mike Hansen	Member of the Board of Directors	December 28, 2016
Mike Hansen

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